UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3111 West Dr. Martin Luther King Blvd., Suite 100, Tampa, Florida 33607

(Address of principal executive offices) (Zip code)

(813) 885-5998

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Report on Form 8-K to “we,” “us” and the “Company” are to Deer Valley Corporation, a Florida corporation, and all references to Deer Valley Homebuilders are to Deer Valley Homebuilders, Inc., an Alabama corporation, a wholly-owned subsidiary of Deer Valley Corporation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 27, 2009, the Board of Directors of Deer Valley Corporation appointed John Steven Lawler, age 40, to serve as its Chief Financial Officer and Executive Vice President. Mr. Lawler is currently a member of the Board of Directors and Assistant Secretary of Deer Valley Corporation, and a member of the Board of Directors, Secretary, and Director of Finance of Deer Valley Homebuilders, a wholly-owned subsidiary of Deer Valley Corporation. Mr. Lawler will continue to serve in each of these positions.

As part of Deer Valley Homebuilders’ founding group, Mr. Lawler, a certified public accountant, has served as Director of Finance for Deer Valley Homebuilders since April 2004. From 2001 until 2004, he served as ERP and IT Project Manager for Cavalier Homes, Inc. From 1999 until 2001, Mr. Lawler worked as the ERP Team Leader for Financial Accounting for Cavalier Homes, Inc. Mr. Lawler holds a Bachelor of Science in Business Administration from the University of Alabama.

Deer Valley Corporation did not enter into a contract with Mr. Lawler in connection with his appointment as Chief Financial Officer or Executive Vice President, provided, however, Mr. Lawler continues to be employed pursuant to an Employment Agreement, dated January 18, 2006, which provides for a seven year employment term and is described in greater detail in our previously filed Form 10-K’s. The positions of Chief Financial Officer and Executive Vice President are appointed and serve at the discretion of the Board of Directors, with no specific term of office.

Except as set forth in the following sentence, there were no transactions during the last two fiscal years, and there are no proposed transactions, involving amounts exceeding $120,000 to which the Company or its subsidiary was or is to become a party, in which Mr. Lawler or members of his immediate families had, or is to have, a direct or indirect material interest. In connection with the acquisition of Deer Valley Homebuilders, Deer Valley Corporation entered into an Earnout Agreement with Mr. Lawler and the other former owners of Deer Valley Homebuilders, pursuant to which, additional payments were paid to the former owners of Deer Valley Homebuilders, as an earnout, based upon the net income before taxes of Deer Valley Homebuilders (the “Earnout Agreement”). A discussion of the terms of the Earnout Agreement can be found in our previously filed Form 10-K’s and 8-K’s.

There are no family relationships among any of our directors and executive officers.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	PRESS RELEASE: DEER VALLEY CORPORATION BOARD OF DIRECTORS NAMES MR. STEVE LAWLER TO THE POSITION OF EXECUTIVE VICE PRESIDENT AND CFO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	/s/ Charles G. Masters
Name:	Charles G. Masters
Title:	Chief Executive Officer
Dated:	January 28, 2009